EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 16, 2010, except for Note 12(c) which is as of July 9, 2010, relating to the financial statements of Molycorp, LLC, which appears in Amendment No. 4 of the Registration Statement on Form S-1 of Molycorp, Inc.
/s/ PricewaterhouseCoopers LLP
Denver, Colorado
September 17, 2010